Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Shoals Parent, LLC
Portland, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-252579) of Shoals Technologies Group, Inc. of our report dated March 16, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Austin, Texas
March 16, 2021